As filed with the Securities and Exchange Commission on September 30, 1998


                                            Registration Statement No. 333-56755

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         AVANT IMMUNOTHERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

                                   13-3191702
                                (I.R.S. Employer
                             Identification Number)

                              --------------------

                                119 Fourth Avenue
                          Needham, Massachusetts 02194
                                 (781) 433-0771
                   (Address, including zip code and telephone
                  number, including area code, of Registrant's
                          principal executive offices)
                              --------------------

                               Una S. Ryan, Ph.D.
                      President and Chief Executive Officer
                         AVANT Immunotherapeutics, Inc.
                                119 Fourth Avenue
                          Needham, Massachusetts 02194
                                 (781) 433-0771
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)
                              --------------------

                   Copies of all communications should be sent
                                      to:

                              Stuart M. Cable, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                              --------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                   PROSPECTUS


                         AVANT IMMUNOTHERAPEUTICS, INC.
                          (f/k/a T Cell Sciences, Inc.)

                        1,968,494 Shares of Common Stock



        This Prospectus relates to 1,968,494 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of AVANT Immunotherapeutics, Inc. (the "Company" or "AVANT," formerly "T Cell Sciences, Inc.") to be sold by certain stockholders of the Company (the "Selling Stockholders") from time to time. The Selling Stockholders may sell the Shares from time to time in transactions on the Nasdaq National Market System, in negotiated transactions or by a combination of these methods, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. See "Selling Stockholders" and "Plan of Distribution." The Common Stock of the Company is traded under the symbol "AVAN" on the Nasdaq National Market. On September 28, 1998, the reported closing price for the Common Stock on the Nasdaq National Market was $1.1875.


        The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than underwriting discounts and selling commissions).



        See "Risk Factors" beginning on page 3 for a discussion of certain special factors which should be considered by prospective investors in purchasing the shares of Common Stock offered hereby.


                  --------------------------------------------


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------




                The date of this Prospectus is September 30, 1998

                              AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which Registration Statement reference is hereby made. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof. The Registration Statement and the exhibits thereto may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference section of the Commission at its principal office in Washington, D.C. The Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Commission. Such proxy statements, reports and other information filed by the Company may be inspected and copied at prescribed rates at the aforementioned public reference facilities maintained by the Commission. The Common Stock of the Company is traded on the Nasdaq National Market System. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed by the Company with the Commission are incorporated in, and made a part of, this Prospectus by reference as of their respective dates: (1) the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended March 31, 1998; (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (4) the Company's Current Report on Form 8-K, filed on August 21, 1998; (5) the Company's Current Report on Form 8-K, filed on August 28, 1998; (6) the Company's Current Report on Form 8-K/A, filed on September 29, 1998; and (7) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, filed on September 22, 1986, including all amendments and reports updating such description.


        Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document. The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference to the Registration Statement of which this Prospectus is a part, other than exhibits to such documents. Requests should be addressed to: AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02194,
Attention: Corporate Secretary (telephone number (781) 433-0771).

        This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "intend," "estimate," "assume" and other similar expressions which are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Reliance should not be placed on forward- looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of the Company (as defined herein) and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.


                                  RISK FACTORS

        The purchase of the shares of Common Stock entails very significant risks. In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.


        Early Stage of Product Development; Uncertainties Relating to Clinical Trials and Product Development. All of the Company's product candidates are in various stages of research and development and no revenues have been generated from the commercialization of these products. There can be no assurance that any of the Company's product candidates which are under development will prove to be safe or effective in clinical trials, will be approved by regulatory authorities, can be manufactured at acceptable cost with appropriate quality, or can be successfully marketed. The Company's product candidates will require substantial additional development, including in the areas of preclinical and clinical testing, regulatory approvals and manufacturing processes prior to their commercialization. The Company has performed only limited preclinical and clinical testing of certain of its product candidates and technologies under development. Preclinical studies of product candidates may not predict and do not ensure safety or efficacy in humans and are not necessarily indicative of the results that may be achieved in clinical trials with humans. There can be no assurance that unacceptable side effects will not be discovered during preclinical and clinical testing of the Company's potential products. As results of particular preclinical studies and clinical trials are received by the Company, the Company may abandon projects which it might otherwise have believed to be promising. Even after being cleared by the United States Food and Drug Administration (the "FDA") or the regulatory authorities of other countries, a product may later be shown to be unsafe or to not have its purported effect, thereby preventing its widespread use or requiring its withdrawal from the market.

        The rate of completion of the Company's clinical trials depends, among other factors, on the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the clinical protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in planned patient enrollment may result in increased costs, delays or termination of clinical trials, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company may rely on third parties to assist it in overseeing and monitoring clinical trials, which may result in delays in completing, or failure to complete, clinical trials if such third parties fail to perform under their agreements with the Company or fail to meet regulatory standards in the performance of their obligations under such agreements.

        In addition, the product development programs conducted by the Company and its collaborators are subject to the risks of failure inherent in the development of product candidates based on new technologies. These risks include the possibility that the technologies used by the Company will prove to be ineffective; that any or all of the Company's products will prove to be unsafe or toxic or otherwise fail to receive necessary regulatory approvals; that the product candidates, if safe and effective, will be difficult to manufacture on a large scale or uneconomical to market; that the proprietary rights of third parties will preclude the Company or its collaborators from marketing such products utilizing the Company's technologies; or that third parties will market superior or equivalent products.

        History of Losses; Uncertainty of Future Profitability. The Company has incurred substantial operating losses since its inception and currently has substantial net losses. The continued development of the Company's products will require the commitment of substantial resources to conduct research and preclinical and clinical programs, to establish manufacturing capabilities and sales and marketing capabilities, and to establish additional quality control, regulatory and administrative capabilities. The Company may incur substantial operating losses over the next several years as its product development programs and clinical testing expand. The Company's operating losses could fluctuate from quarter to quarter and such fluctuations could be substantial. The amount of net losses and the time required by the Company to reach sustained profitability are highly uncertain and to achieve profitability the Company must, among other things, successfully complete development of its products, obtain regulatory approvals and establish manufacturing and marketing capabilities, each of which may not occur. There can be no assurance that the Company will be able to achieve profitability at all or on a sustained basis.

        Need for Additional Funds. The Company has funded its operations and capital expenditures to date primarily through equity financing, strategic alliances with commercial partners, and sales of reagent and diagnostic products. The Company anticipates that it will need to raise substantial additional funds, through additional equity or debt financings, research and development financings, collaborative relationships or otherwise, prior to the commercialization of its products. There can be no assurance that any such additional funding will be available to the Company or, if available, that it will be on reasonable terms. Any such additional funding may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to significantly curtail its research and development programs, obtain funds through arrangements with collaborative partners that may require the Company to relinquish certain material rights to its technologies, product candidates or products or to license the rights to such products on terms that are less favorable to the Company than might otherwise be available.

        Dependence on Third Parties for Clinical Supplies; Collaborative Agreements. The Company is dependent on sourcing from a third-party manufacturer for suitable quantities of certain items including soluble Complement Receptor 1 ("sCR1") and other materials necessary for preclinical and clinical studies and for clinical trials in addition to those currently being conducted by the Company. The inability to have suitable quality and quantities of material produced in a timely manner would result in significant delays in the clinical development and sale of products, which could adversely affect the Company's business, financial condition and results of operations. The Company plans to rely on collaborators and contract manufacturers to manufacture certain proposed products in both clinical and commercial quantities in the future. There can be no assurances that the Company will be able to enter into any arrangements with such third-party manufacturers on acceptable terms or at all.

        The Company has entered into agreements with certain pharmaceutical and biotechnology companies relating to the licensing, development and commercialization of certain products utilizing the Company's technologies and proprietary information. In some cases, the Company's collaborator has assumed substantial responsibility to commercialize the Company's products which may allow such collaborators substantial discretion in determining the amount and timing of resources to be devoted to such efforts. The Company may enter into similar agreements in the future. Should a collaborative partner fail to successfully develop or commercialize, or elect not to develop or commercialize, any product candidate to which it has exclusive rights, the Company's business prospects may be materially and adversely affected. There can be no assurance that the Company's collaborators will continue their development efforts using the Company's technology or that such development efforts, if continued, will be successful. There can also be no assurance that the Company would be able to continue development of certain of its products if the Company's collaborators failed to do so. Collaborative agreements may also require the Company to meet certain milestones and expend funds, and there can be no assurance that the Company will be successful in achieving these milestones. Failure of the Company to meet such obligations could result in a termination of those agreements and could have a material adverse effect on the Company's results of operations and business prospects.

        Certain of the Company's collaboration agreements will require further research and development to determine the feasibility of developing certain products utilizing the Company's vaccine delivery systems. In some cases, the programs that are the subject of the Company's collaboration agreements are in the early stages of research and development, and the collaboration agreements may require the negotiation and execution of further licenses or other agreements. There can be no assurance that any products will be developed from such agreements or that any license agreements will be entered into relating to products developed under such agreements. There also can be no assurance that the Company's collaborators will not pursue alternative technologies or product candidates, either on their own or in collaboration with others, that compete with the technologies or product candidates being developed pursuant to such collaborators' agreements with the Company.

         All of the risks set forth in this section relating to the Company and its business are generally applicable as well to the Company's collaborators to the extent that the Company's products are to be developed or commercialized through collaborative arrangements.

        No Assurance of FDA Approval; Comprehensive Government Regulation. The Company's research, development and clinical programs, and ultimately the production and marketing of products are subject to extensive regulation, including rigorous testing programs and approval processes, by numerous governmental authorities in the United States, including the FDA, and corresponding regulatory authorities in other countries where the Company intends to test and market its products. Most of the Company's products will require governmental approvals for commercialization which have not yet been obtained and are not expected to be obtained for several years. There can be no assurance that the Company will be able to obtain the necessary clearances for clinical trials or approvals for manufacturing or marketing any of its product candidates.

        The regulatory process, which includes preclinical, clinical and post-clinical testing of many of the Company's products to establish their safety and efficacy, can take many years and requires the expenditure of substantial resources. FDA approval of a new product must be obtained after completion of clinical trials but before commencing the marketing and manufacturing of the product. Furthermore, to commercialize any product and prior to submitting the application for marketing approval in the United States, the Company must sponsor and file an Investigational New Drug ("IND") application for each proposed product and must be responsible for initiating and overseeing the clinical studies to demonstrate the safety and efficacy that are necessary to obtain FDA approval of such product. The Company expects that its products will be regulated as biologics. Traditionally, both a Product License Application and an Establishment License Application have been required prior to commercial marketing. License applications submitted to the FDA have historically taken several years to receive approval. The FDA will be proposing regulations to implement the new Biologics License Application ("BLA") provision in the Food and Drug Administration Modernization Act of 1997 (the "FDA Modernization Act"), which allows for a single license application. The FDA Modernization Act sets as a goal for the FDA the review and action on a complete license application within 12 months. If the FDA determines that an application is incomplete, or that important issues are unanswered by the data in the application, approval times could be delayed significantly. In addition, delays or rejection may be encountered based upon changes in, or additions to, regulatory policies for drug approval during the period of product development and regulatory review, which may result in limitations or restrictions on the Company's ability to utilize its technology or develop its products. Delays in obtaining such approvals could adversely affect the marketing of products developed by the Company and the Company's ability to generate commercial product revenues and could furnish a competitive advantage to competitors of the Company. Notwithstanding the submission of relevant data, the FDA may ultimately decide that the license application does not satisfy its criteria for approval and there can be no assurances that this will not occur.

        Even if regulatory approval of a product is granted, a marketed product is subject to continual review. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions. In addition, the manufacturing facility for the Company's products will be subject to FDA inspection for adherence to current Good Manufacturing Practice ("cGMP") regulations prior to marketing clearance and periodically following approval. This will require the Company or its contractor/collaborator to observe rigorous manufacturing specifications. There can be no assurance that requisite regulatory approvals will be obtained within a reasonable period of time, if at all, or that the Company will not encounter problems that will cause the Company or governmental authorities to delay or suspend the manufacturing and marketing of its products.

        Moreover, if regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which such product may be marketed which may, among other things, restrict the patient population for which any product may be prescribed.

        Dependence on Manufacturing, Sales, Distribution and Marketing Partners. To be successful, the Company's products must be manufactured in commercial quantities, within regulatory requirements and at competitive costs. There can be no assurance that the Company will be able to obtain access to suitable product manufacturing facilities. Except for research reagents and certain diagnostic products, the Company has limited experience in sales, marketing and distribution of commercial products. To market any of its products directly, the Company must develop a substantial marketing and sales force with technical expertise and a supporting distribution capability. There can be no assurance that the Company will be able to establish sales and distribution capabilities without undue delays or expenditures or that it will be successful in gaining market acceptance for its products. The Company may also enter into strategic partnerships for the manufacturing, sales, distribution and marketing of its products. There can be no assurance the Company will be able to enter into successful strategic partnership agreements on terms acceptable to the Company, if at all.

        Competition and Risk of Technological Obsolescence. Biotechnology, pharmaceuticals and therapeutics are rapidly evolving fields in which developments are expected to continue at a rapid pace. Competitors of the Company in the United States and abroad are numerous and include, among others, pharmaceuticals, therapeutics and biotechnology companies as well as universities and other research institutions some of which specialize in the development and production of vaccines, adjuvants, vaccine and immunotherapeutic delivery systems and other products and technology which compete with the Company's business. The Company's success depends upon developing and maintaining a competitive position in the development of products and technologies in its area of focus. Competition from other biotechnology, pharmaceuticals and therapeutics companies is intense and expected to increase as new products enter the market and new technologies become available. The Company's competitors may succeed in developing technologies and products on a more rapid schedule or that are more effective than any which have been or are being developed by the Company or that otherwise render the Company's technologies or products obsolete or noncompetitive. The Company's competitors may also succeed in obtaining patent protection or other intellectual property rights that would block the Company's ability to develop its potential products, or in obtaining regulatory approval for the commercialization of their products more rapidly or effectively than the Company. Finally, many of these competitors have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources than the Company. There can be no assurance that the products under development by the Company will be able to compete successfully with existing products or products under development by other companies, universities and other institutions or that they will obtain regulatory approval in the United States or elsewhere.

        Dependence on Patents and Proprietary Technology. The Company's success will depend in part on the ability of the Company and its licensors to obtain and/or maintain patent protection for the Company's technology and products and to preserve its trade secrets and operate without infringing on the proprietary rights of others, both in the United States and in other countries. The Company intends to file applications as appropriate for patents covering both its products and its processes. The failure of the Company or its licensors to obtain and maintain patent protection for the Company's technology could have a material adverse effect on the Company's business, financial condition and results of operations. Patent positions in the biotechnology field are highly uncertain and involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents, particularly in regard to human therapeutic uses. There can be no assurance that patent applications relating to the technology used by the Company will result in patents being issued or that, if issued, the patent will not be subjected to further proceedings limiting the scope of the rights under the patent or that such patent will provide a competitive advantage or will afford protection against competitors with similar technology, or will not be challenged successfully, invalidated or circumvented by competitors. Even if a patent is issued to the Company, a successful challenge to the validity of that patent could result in the ability of a third party to use the invention covered by the patent, in some cases without payment to the Company. There can be no assurance that the Company's patents will not be infringed or successfully avoided.

        Moreover, because patent applications in the United States are maintained in secrecy until the patents are issued and patent applications in certain other countries generally are not published until more than 18 months after they are filed, and since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it or any licensor was the first creator of inventions covered by pending patent applications or that it or such licensor was the first to file patent applications for such inventions. It is possible that third parties may obtain patent or other proprietary rights that may be necessary or useful to the Company. In cases where third parties are first to invent a particular product or technology, it is possible that those parties will obtain patents that will be sufficiently broad so as to prevent the Company from using certain technology or from further developing or commercializing certain products. If licenses from third parties are necessary but cannot be obtained, commercialization of the related products would be delayed or prevented.

        In addition, the Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patents against others and there can be no assurance that the Company would prevail in any such action. If the outcome of any such action is adverse to the Company, the Company's business, financial condition and results of operations could be materially adversely affected. In addition to any potential liability for significant damages, the Company could be required to obtain licenses to patents or other proprietary rights of third parties. Costs associated with any licensing arrangement may be substantial and could include ongoing royalties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays in product market introductions while it attempts to design around such patents or other rights, or be prevented from manufacturing and marketing such products. In either case, the failure to obtain such licenses on acceptable terms, if at all, could have a material adverse effect on the Company's business, financial condition and results of operations.

        The Company also seeks to protect its proprietary technology, including technology which may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with its collaborators, advisors, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise be disclosed to, or discovered by, competitors. Moreover, the Company conducts a significant amount of research through academic advisors and collaborators who are prohibited from entering into confidentiality or inventors' rights agreements by their academic institutions.

        The Company has licensed certain intellectual property from third parties. Under the terms of certain of its license agreements, the Company is obligated to exercise diligence, achieve certain milestones and expend minimum amounts of resources in bringing potential products to market and make certain royalty and milestone payments, including a percentage of any sublicensing income, as well as patent cost reimbursement payments. The licensors can terminate these agreements or, in certain cases, make the licenses non-exclusive, if the Company defaults in the performance of its obligations. Should the Company default under any of these agreements, the Company may lose its right to market and sell any products based on the licensed technology. In such event, the Company's results of operations and business prospects could be materially and adversely affected. There can be no assurance that the Company will be able to meet its obligations under these agreements on a timely basis, or at all. Further, the Company may be required to obtain licenses to additional technologies to be utilized in some of the products under development by the Company currently, or in the future. If any such licenses are not obtained by the Company, the Company may not be able to market any such products.

        Dependence on Reimbursement. In both the United States and elsewhere, sales, if any, of most of the Company's products will be dependent in part on the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and health maintenance organizations ("HMOs"). Accordingly, the Company's success in generating revenue from sales of products may depend, in part, on the extent to which reimbursement for the costs of such products will be available from such third-party payors. Third party- payors are increasingly challenging the prices charged for medical products and services and limiting both coverage and the level of reimbursement of new products approved for marketing by the FDA. Moreover, the federal government of the United States has made the containment of health care costs a top priority. The expansion of managed health care in the United States and the concurrent growth of organizations such as HMOs, which control or significantly influence the purchase of health care services and products, as well as legislative proposals to reduce government insurance programs, may all result in lower prices for pharmaceutical products and could affect the market for such products. Accordingly, even if the Company succeeds in bringing one or more products to market, there can be no assurance that these products will be considered cost-effective, that reimbursement will be available or, if available, that the level of reimbursement will be sufficient to allow the Company to sell its products on a profitable basis. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's products, the market acceptance of such products would be adversely affected.

        Health Care Reform. The health care industry in the United States and in Europe is undergoing fundamental changes as the result of political, economic and regulatory influences. Reforms proposed from time to time include (i) mandated basic health care benefits, (ii) controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, (iii) the creation of large insurance purchasing groups and (iv) fundamental changes to the health care delivery system each of which could limit or eliminate payments for certain medical procedures and treatments or subject the pricing of pharmaceuticals to government control. The Company anticipates that alternative health care delivery systems and methods of payment will continue to be reviewed and assessed, and public debate of these issues will likely continue. The Company cannot predict whether any reform initiatives will result or, if adopted, what impact they might have on the Company, and there can be no assurance that the adoption of reform proposals will not have a material adverse effect on the Company's business, financial condition and results of operations. Announcements of reform proposals and the investment community's reaction to such proposals, announcements by competitors and third-party payors of their strategy in responding to reform initiatives, and general industry conditions could produce volatility in the trading and market price of the Company's Common Stock.

        Exposure to Product Liability Claims. The Company's business exposes it to inherent risks of product liability claims, product recalls and associated adverse publicity which are inherent in the testing, manufacturing, marketing and sale of human vaccine and therapeutic products. The Company currently has liability insurance of limited coverage. Certain circumstances, including the Company's entering into collaborative agreements with other companies, could require the Company to obtain additional levels of product liability insurance. There can be no assurance that it will be able to maintain its current level of insurance or obtain additional product liability insurance on acceptable terms or at reasonable costs or that such insurance is or will be in sufficient amounts to provide the Company with adequate coverage against potential liabilities. A product liability claim or product recall could inhibit or prevent commercialization of products being developed by the Company. Any product liability claim or product recall could have a material adverse effect on the Company's business, financial condition and results of operations.

        Hazardous Materials; Environmental Matters. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any resulting damages, and any such liability could exceed the Company's resources. The Company may be required to incur significant costs to comply with environmental laws and regulations in the future. Current or future environmental laws or regulation may have a material adverse effect on the Company's business, financial condition and results of operations.

        The Company recently acquired certain operations which, prior to acquisition by the Company, involved leased premises in Cambridge, Massachusetts in an area of past industrial activities. As a result of those past activities, there is evidence of low levels of oil and hazardous materials at the site of such premises. The Company believes that the level of oil and hazardous materials at the site are typical of this and many other urban areas and that no remediation of the site is likely to be required. However, there can be no assurance that in the future The Commonwealth of Massachusetts or the United States Environmental Protection Agency will not require remediation of the site and, if remediation were required, the Company could be required to bear part of the costs of remediation, which could be substantial.

        Social Factors. The research and development efforts sponsored by the Company involves use of laboratory animals. The Company may be adversely affected by changes in laws, regulations or accepted clinical procedures or by social pressures that would restrict the use of animals in testing or by actions against the Company or its collaborators by groups or individuals opposed to such testing.

        Dependence Upon Key Personnel. The Company is dependent on the members of its management and scientific staff, the loss of one or more of whom could have a material adverse effect on the Company. The Company also depends on its scientific collaborators and advisors, all of whom have commitments that may limit their availability to the Company. In addition, the Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial and marketing personnel, particularly as the Company expands its activities in clinical trials, the regulatory approval process and sales and manufacturing. The Company faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. The failure to hire and retain such personnel could materially and adversely affect the Company's future business, financial condition and results of operations.

        Volatility of Stock Price. The market price of the shares of the Company's Common Stock, like that of the common stock of many other early-stage biotechnology companies, may be highly volatile. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of clinical testing or regulatory proceedings, governmental regulation and approvals, developments in patent or other proprietary rights, public concern as to the safety of products developed by the Company and general market conditions may have a significant effect on the market price of the Company's Common Stock. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market price of many biotechnology companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely effect the market price of the Company's Common Stock. Future sales of the Company's

Common Stock in the public market by existing stockholders also could have an adverse effect on the price of the Company's Common Stock.


                                   THE COMPANY

        AVANT is a biopharmaceutical company that uses novel applications of immunology to prevent and treat diseases caused by both the enemy within (autoimmune diseases, cardiovascular diseases, cancer and inflammation) and the enemy without (infectious diseases and organ transplant rejection). Each of the Company's products address large market opportunities for which current therapies are inadequate or non-existent.

        AVANT's products derive from a broad set of complementary technologies with the ability to inhibit the complement system, regulate T and B cell activity, and enable the creation and delivery of preventative and therapeutic vaccines. The Company is using these technologies to develop vaccines and immunotherapeutics that prevent or treat disease caused by infectious organisms, and drugs and treatment vaccines that modify undesirable activity by the body's own proteins or cells.

        Complement Inhibitors: AVANT is developing a new class of therapeutics that inhibit the complement system, a key triggering mechanism for the inflammatory response. Medical problems that result from excessive complement activation represent multi-billion dollar market opportunities. These include reperfusion injury -- the vascular and tissue damage that occurs following a heart attack, stroke or surgical procedure where the patient's blood supply is shut off and then restored; hyperacute or chronic organ rejection following transplantation; acute inflammatory injury to the lungs; autoimmune diseases; and Alzheimer's disease. In a Phase I/II trial, AVANT's first complement product, TP10, demonstrated positive clinical efficacy and safety in patients with reperfusion injury following lung transplantation. The Company is also in preclinical development with a second complement inhibitor, TP20, which inhibits neutrophils and can be targeted to specific sites.

        Atherosclerosis Treatment Vaccine: AVANT is developing a novel treatment vaccine aimed at increasing levels of high-density lipoprotein (HDL, or so-called "good" cholesterol). Low levels of HDL are associated with an increased risk of atherosclerosis, which in turn leads to heart disease and stroke, among other health problems. The vaccine stimulates the production of antibodies to cholesteryl ester transfer protein (CETP), which mediates the balance between HDL and low-density lipoprotein (LDL, or "bad" cholesterol). In preclinical studies, the CETP vaccine increased HDL levels and significantly reduced atherosclerotic lesions in blood vessels as compared with an untreated control group. AVANT plans to initiate clinical trials of its CETP vaccine during the first half of 1999.

        T Cell Regulators: Based on 15 years of research, AVANT has developed a world-leading understanding of the T cell-mediated immune response and the signal transduction pathways involved in its control. The T cell antigen receptor (TCAR) program, now under development by Astra AB, aims to treat autoimmune diseases by selectively inhibiting disease-causing immune cells without impairing normal immune functions. Astra plans to initiate Phase II clinical trials in multiple sclerosis with a product from this program in the second half of 1998.

        Vaccines and Immunotherapeutics: AVANT is developing both preventive vaccines against important human pathogens, and treatment vaccines and immunotherapeutics that fight disease by turning the immune system against chronic viral infections, cancerous cells, or harmful proteins made by the body itself.

        Preventative Vaccines for Infectious Diseases: The Company has developed several novel delivery technologies that address shortcomings in currently available delivery methods as well as provide new methods of vaccine delivery. These vaccine delivery systems, which are based on a novel polymer (Adjumer(TM) and Micromer(TM) vaccines) have the potential to improve existing injectable vaccines and to permit intranasal and oral vaccine delivery. The Company currently has several vaccines in clinical development on its own and with corporate partners.

        Therapore(TM) Immunotherapeutics: Therapore(TM) is a proprietary technology that uses an injectable bacterial protein system to deliver protein and peptide antigens into human cells in order to generate potent cell-mediated immune responses against those antigens. The Company plans to employ Therapore(TM) to develop novel immunotherapeutics for the treatment of chronic viral infections and cancers. AVANT expects to initiate human clinical trials of its first Therapore(TM)-based product, a treatment vaccine for melanoma, in the first half of 1999.

        The executive offices of AVANT are located at 119 Fourth Avenue, Needham, Massachusetts 02494, and AVANT's telephone number is (781) 433-0771.


                               RECENT DEVELOPMENTS

        On August 21, 1998, TC Merger Corp., a wholly-owned subsidiary of the Company, was merged with and into Virus Research Institute, Inc. ("VRI") and VRI became a wholly-owned subsidiary of the Company. VRI is engaged in the discovery and development of (i) systems for the delivery of vaccines and immunotherapeutics and (ii) improved and novel vaccines for adults and children. The combined company has three products in or scheduled to enter Phase II clinical trials in 1998, and additional products for which clinical trials have begun or are planned to start in 1999. The combined company has five existing corporate partnerships that support, in part, clinical development costs for its products. The Company expects that the merger will enhance the level of management depth and experience, and broaden the scope of the Company's therapeutic programs for immune and cardiovascular diseases to include prophylactic vaccines and new, wider-ranging opportunities in immunotherapeutics.



                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                               REGISTRATION RIGHTS

        The registration of the Shares pursuant to the Registration Statement of which this Prospectus is a part will discharge a portion of the Company's obligations under the terms of a Stock Purchase Agreement dated March 20, 1998.

        Pursuant to the Stock Purchase Agreement, the Company has agreed to pay all expenses of registering the Shares (other than brokerage and underwriting commissions, taxes of any kind and any legal, accounting and other expenses incurred by a holder thereunder). The Company also has agreed under the Stock Purchase Agreement to indemnify each Selling Stockholder and its officers, directors and other affiliated persons and any person who controls any Selling Stockholder against losses, claims, damages and expenses arising under the securities laws in connection with the Registration Statement or this Prospectus, subject to certain limitations. In addition, each Selling Stockholder under the Stock Purchase Agreement severally agreed to indemnify the Company and its respective directors, officers and any person who controls the Company against all losses, claims, damages and expenses arising under the securities laws insofar as such loss, claim, damage or expense relates to information furnished to the Company by such Selling Stockholder for use in the Registration Statement or Prospectus or an amendment or supplement thereto or the failure by such Selling Stockholder (through no fault of the Company) to deliver or cause to be delivered this Prospectus or any amendment or supplement thereto to any purchaser of Shares covered by the Registration Statement from such Selling Stockholder.

                              SELLING STOCKHOLDERS

        The Shares are to be offered by and for the respective accounts of the Selling Stockholders. The following table sets forth the name and number of shares of Common Stock owned by each Selling Stockholder as of March 20, 1998. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders. Because the Selling Stockholders may sell all, some or none of the Shares, the Company has assumed that the Selling Stockholders will sell all of the Shares in determining the number and percentage of shares of Common Stock that each Selling Stockholder will own upon completion of the offering to which this Prospectus relates. The amounts set forth below are based upon information provided by the Selling Stockholders and are accurate to the best knowledge of the Company.


                                                    Shares of                                       Shares of
                                                  Common Stock              Shares of          Common Stock Owned
                                               Beneficially Owned         Common Stock       After the Offering (2)
Selling Stockholder                           as of March 31, 1998       Offered Hereby      Number(1)         Percent (2)
-------------------                           --------------------       --------------      ---------         -----------
SMALLCAP World Fund, Inc.....................        1,500,000               200,000        1,300,000       4.6%
Lombard Odier & Cie..........................        1,053,631             1,052,631            1,000          *
Lindfield Management Inc. ...................          353,469               353,469                0          *
Pierre Alan Mathier..........................          317,036               317,036                0          *
Sequest Foundation...........................           35,191                35,191                0          *
Anisfield Investments, Ltd...................           10,167                10,167                0          *
Total........................................        3,269,494             1,968,494        1,301,000       4.6%
-----------------
*       Less than 1%.

(1) Assumes that all Shares hereby offered by the Selling Stockholders are sold.
(2) Based on 28,461,483 outstanding shares of Common Stock of the Company as of June 30, 1998.


                              PLAN OF DISTRIBUTION

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,433,750 shares of the Company's Common Stock by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest thereto. The Company is registering the Shares pursuant to the Company's obligations under a settlement agreement with the Selling Stockholder, but the registration of the Shares does not necessarily mean that any of the Shares will be offered or sold by the Selling Stockholder hereunder. The Company will not receive any proceeds from the offering of the Shares by the Selling Stockholder.

        The distribution of the Shares may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder. Underwriters may sell the Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

        At a time a particular offer of Shares is made by the Selling Stockholder, a Prospectus Supplement, if required, will be distributed that will set forth the name and names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any other required information.

        The sale of Shares by the Selling Stockholder may also be effected from time to time by selling Shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the Selling Stockholder or may purchase from the Selling Stockholder all or a portion of the Shares as principal, and may be made pursuant to any of the methods described below. Such sales may be made on the Nasdaq National Market or other exchanges on which the Common Stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

        The Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq National Market or other stock exchange rules;
(d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Stockholder in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the Shares which is not expected to exceed that customary in the types of transactions involved.

        In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        All expenses incident to the registration of the Shares shall be paid by the Company. See "Registration Rights."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                                  LEGAL MATTERS

        The validity of the issuance of the Shares offered hereby will be passed upon for the Company by its counsel, Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                     EXPERTS


        The consolidated financial statements of AVANT Immunotherapeutics, Inc. (formerly T Cell Sciences, Inc.) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Virus Research Institute, Inc. as at December 31, 1997 and 1996 incorporated by reference in this Form S-3 have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

===============================================================================

        No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.



                           ---------------------------

                                TABLE OF CONTENTS

                           ---------------------------


                                                                           Page

Available Information.......................................................  2
Incorporation of Certain Documents by Reference.............................  2
Risk Factors................................................................  3
The Company................................................................. 10
Recent Developments......................................................... 11
Use of Proceeds............................................................. 11
Registration Rights......................................................... 11
Selling Stockholders........................................................ 12
Plan of Distribution........................................................ 12
Legal Matters............................................................... 13
Experts..................................................................... 14

                           ---------------------------






===============================================================================





===============================================================================


                                1,968,494 Shares


                                     AVANT
                              IMMUNOTHERAPEUTICS,
                                      INC.


                                  COMMON STOCK






                             ----------------------

                                   PROSPECTUS

                             ----------------------



                               September 30, 1998




===============================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution. (1)

        The following are the estimated expenses of the distribution of the Shares registered hereunder on Form S-3:

        SEC Registration Fee........................................................          $      1,706
        Legal Fees and Expenses.....................................................                20,000
        Placement Fees & Expenses...................................................               182,655
                                                                                              ------------
              Total.................................................................          $    204,361
                                                                                               ===========

(1) The amounts set forth above, except for the SEC Registration Fee, are estimated.


Item 15.  Indemnification of Directors and Officers.

        The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which enables a corporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 145 or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted such provisions in the Company's Amended and Restated Bylaws (the "Bylaws").

        The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Bylaws of the Company provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of the Companies. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is therefore, unenforceable.

        The Company currently carries a directors' and officers' liability insurance policy which provides for payment of expenses of the Company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 16.  Exhibits.


Exhibit
  No.             Description

    4.1           Form of Stock Purchase Agreements dated as of March 20, 1998, between the Company and the Selling
                  Shareholders*
    5.1           Opinion of Goodwin, Procter & Hoar LLP**
   23.1           Consent of PricewaterhouseCoopers LLP**
   23.2           Consent of Richard A. Eisner & Company, LLP**
   23.3           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
   24.1           Power of Attorney*

---------
 * Previously filed.
** Filed herewith.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
              Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on September 30, 1998.


                                AVANT IMMUNOTHERAPEUTICS, INC.


                                By:  /s/ Una S. Ryan
                                     ------------------------------------------
                                     Una S. Ryan, Ph.D.
                                     President, Chief Executive Officer and
                                     Director


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                Date

/s/ Una S. Ryan                                      President, Chief Executive           September 25, 1998
------------------------------------------------     Officer and Director
Una S. Ryan, Ph.D.                                   (Principal Executive Officer)


/s/ Norman W. Gorin                                  Vice President, Finance,             September 30, 1998
------------------------------------------------     Chief Financial Officer
Norman W. Gorin                                      and Secretary (Principal
                                                     Financial Officer and Principal
                                                     Accounting Officer)


              *                                      Director                             September 25, 1998
-------------------------------------------------
Patrick C. Kung



                                                     Director                             September __, 1998
------------------------------------------------
Frederick W. Kyle




                                                     Director                             September __, 1998
------------------------------------------------
John W. Littlechild




              *                                      Director                             September 25, 1998
-------------------------------------------------
Harry H. Penner, Jr.





              *                                      Director                             September 25, 1998
-------------------------------------------------
Thomas R. Ostermueller




                                                     Director                             September __, 1998
------------------------------------------------
J. Barrie Ward



* By Una S. Ryan, Ph.D. as Attorney-in-Fact


/s/ Una S. Ryan
--------------------------------------
Una S. Ryan, Ph.D.

                                  EXHIBIT INDEX

Exhibit
Number                                Description

     4.1      -       Form of Stock Purchase Agreement dated as of March 20, 1998, between the Company and each of the Selling Stockholders*
     5.1      -       Opinion of Goodwin, Procter & Hoar LLP**
    23.1      -       Consent of PricewaterhouseCoopers LLP**
    23.2      -       Consent of Richard A. Eisner & Company, LLP**
    23.3      -       Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
    24.1      -       Power of Attorney*

------------
 * Previously filed.
** Filed herewith.